Exhibit 99.1

Eastside Distilling Reports First Quarter 2021 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, May 13, 2021 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits and ready-to-drink “RTD” craft cocktails, reported first quarter 2021 financial results for the period ended March 31, 2021.

First Quarter 2021 Highlights:

●	Consolidated top line sales growth in Q1 of +4% despite Covid pandemic
●	Fully diluted EPS of $0.31
●	Executed on improvements in structural cost reduction to operating expenses
●	Significantly improved liquidity while refinancing near-term maturities

“The results for the first quarter reflect continued operating improvement of the Company as we continue to build a sustainable growth strategy that capitalizes on the fast-growing craft spirits and canning businesses. All metrics are moving in the right direction and we made good progress in the quarter,” said Paul Block, Eastside’s CEO.

Financial Results

Gross sales for the three months ending March 31, 2021 increased 4% to $3.2 million from $3.1 million for the three months ending March 31, 2020. This was primarily driven by increases in canning sales and services, which has benefited from a shift in consumer preferences to consume alcohol at home rather than at on-premise locations. Gross profit for the three months ending March 31, 2021 increased 3% to $0.75 million from $0.73 million for the three months ending March 31, 2020.

Total operating expenses for the three months ending March 31, 2021 declined 17% to $3.0 million from $3.7 million for the three months ending March 31, 2020. This reduction was due to lower non-cash depreciation and amortization expenses, and stock-based compensation.

Net income including discontinued operations for the three months ending March 31, 2021 was $3.7 million, or $0.33 per share, compared to a loss of $(3.5) million, or ($0.36) per share, for the three months ending March 31, 2020. Adjusted EBITDA improved to $(1.2) million for the three months ending March 31, 2021 compared to $(2.1) million for the three months ending March 31, 2020. The Company accounted for the Redneck Riviera License Termination and closing of its retail tasting rooms as part of discontinued operations in its 2021 Form 10-Q filing.

During the first quarter, the Company delivered 8,913 cases of spirits, excluding Redneck Riviera. Of that total, Portland Potato Vodka (“PPV”) represented over 4,500 cases as the PPV brand continues to accelerate the expansion of its distribution outside of Oregon. The Company shipped 2,921 and 1,026 cases of Azuñia and Burnside, respectively. The Azuñia brand continues to be affected by the shut-down of on-premise accounts in the West. The following table details cases delivered during the three months ending March 31, 2021:

9L Cases	Q1 2021	Q1 2020
Azuñia	2,921	3,297
Burnside	1,026	1,195
Hue-Hue	121	154
PPV	4,669	4,539
Legacy Brands	175	552
9L Case Volume	8,913	9,737

The Company ended the quarter with $4.3 million in borrowings under its Live Oak and FIB credit facilities and reported cash of $2.0 million. The Company has achieved substantial progress on improving its cash position and reducing debt. On February 5, 2021, the Company terminated its Redneck Riviera license agreement and sold certain raw materials and finished goods, reducing debt and raising cash. In addition, the Company has received complete forgiveness of its loan under the Paycheck Protection Program of $1.4 million. Finally, the Company issued the initial portion of the Azuñia Earnout in stock at a weighted average price of $4.67 per share.

Subsequent to the first quarter, the Company finalized a security purchase agreement with accredited investors for their purchase of up to $3.3 million of principal amount of 6% secured convertible promissory notes of the Company that are convertible into shares with an initial conversion price of $2.20 per share. Additionally, the Company issued the final portion of the Azuñia Earnout in stock at a price of $1.82 per share.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Conference Call

The Company will hold a conference call today to discuss these results.

Date and Time: Thursday, May 13, 2021 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10156295. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve any financing, acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue and profitability, our ability to reduce operating or other expenses, the anticipated demand from the craft beer industry, the effects of COVID-19, including the impact on sales, and the success of initiatives implemented to address the business disruption resulting from COVID-19 and earnings guidance for the second quarter of 2021. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended March 31, 2021, and which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2021 and December 31, 2020

Dollars in thousands, except share and per share

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash	$2,014	$836
Trade receivables, net	999	694
Inventories	6,155	6,728
Prepaid expenses and current assets	716	750
Current assets held for sale	-	3,833
Total current assets	9,884	12,841
Property and equipment, net	2,792	3,109
Right-of-use assets	1,139	1,270
Intangible assets, net	13,935	14,038
Other assets, net	264	285
Non-current assets held for sale	95	189
Total Assets	$28,109	$31,732

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,465	$1,864
Accrued liabilities	1,106	1,452
Deferred revenue	23	23
Secured trade credit facility, net of debt issuance costs	2,967	6,405
Current portion of deferred consideration for Azuñia acquisition	-	15,452
Other current liabilities, related party	-	700
Current portion of notes payable	3,359	3,830
Current portion of lease liabilities	454	515
Current liabilities held for sale	19	18
Total current liabilities	9,393	30,259
Lease liabilities, net of current portion	741	817
Deferred consideration for Azuñia acquisition	9,084	-
Notes payable, net of current portion and debt discount	513	1,693
Non-current liabilities held for sale	63	71
Total liabilities	19,794	32,840

Eastside Distilling, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

March 31, 2021 and December 31, 2020

Dollars in thousands, except share and per share

	March 31, 2021	December 31, 2020
	(Unaudited)
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 15,000,000 shares authorized;
11,637,413 and 10,382,015 shares issued and outstanding as of
March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	58,700	52,985
Accumulated deficit	(50,386)	(54,094)
Total Stockholders’ Equity (Deficit)	8,315	(1,108)
Total Liabilities and Stockholders’ Equity (Deficit)	$28,109	$31,732

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended March 31, 2021 and 2020

(Dollars in thousands, except per share)

Unaudited

	Three Months Ended March 31,
	2021	2020
Sales	$3,243	$3,133
Less customer programs and excise taxes	176	221
Net sales	3,067	2,912
Cost of sales	2,318	2,187
Gross profit	749	725
Operating expenses:
Sales and marketing expenses	776	1,513
General and administrative expenses	2,211	2,156
Loss on disposal of property and equipment	61	1
Total operating expenses	3,048	3,670
Loss from operations	(2,299)	(2,945)
Other income (expense), net
Interest expense	(126)	(304)
Other income	2,200	-
Total other income (expense), net	2,074	(304)
Loss before income taxes	(225)	(3,249)
Provision for income taxes	-	-
Net loss from continuing operations	(225)	(3,249)
Net income (loss) from discontinued operations	3,933	(259)
Net income (loss)	$3,708	$(3,508)
Basic net income (loss) per common share	$0.33	$(0.36)
Diluted net income (loss) per common share	$0.31	$(0.36)
Basic weighted average common shares outstanding	11,089	9,755
Diluted weighted average common shares outstanding	11,981	9,755

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$3,708	$(3,508)
Add:
Interest expense	126	304
Depreciation and amortization	300	645
EBITDA	4,134	(2,559)
Loss on disposal of property and equipment	61	1
Gain on termination of license agreement	(2,850)	-
Forgiveness of debt - PPP	(1,448)	-
Remeasurement of deferred consideration	(750)	-
Gain on disposal of offsite inventory	(1,047)	-
Severance payments	5	-
Q1 2021 inventory valuation	164	-
One-time professional fees	277	-
Stock compensation	235	498
Adjusted EBITDA	$(1,219)	$(2,060)

INVESTOR RELATIONS CONTACT: Amy Brassard, (503) 542-7420, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

8911 NE MARX DRIVE, SUITE A2, PORTLAND, OREGON, 97220